Exhibit 99.1
FOR IMMEDIATE RELEASE
TIB FINANCIAL CORP. REPORTS A 38% ASSET INCREASE AND 50% INCREASE
IN NET INCOME FROM PRIOR YEAR
NAPLES, Fla. October 24 — TIB Financial Corp. (Nasdaq: TIBB), a leading community banking company serving the greater Naples-Fort Myers area, South Miami-Dade County and the Florida Keys, today reported record third quarter net income of $2.05 million, an increase of 54% compared with the $1.34 million reported for the same period a year ago. On a per diluted share basis, earnings were $0.35 for the third quarter of 2005, an increase of 52% compared with the $0.23 reported for the third quarter of 2004.
For the first nine months of 2005, net income was $5.79 million, an increase of 50% over $3.87 million for the same period a year ago. On a per diluted share basis, earnings were $0.98 for the first nine months of 2005, up 36% over $0.72 for the same period a year ago.
TIB Financial also reported total assets of $1.05 billion as of September 30, 2005 representing a 27% increase from $829.3 million as of December 31, 2004 and a 38% increase over $765.7 million reported as of September 30, 2004.
“The entire TIB team is delighted to again, for the third consecutive quarter, see the results of a successful implementation of our strategic plan. Impressive asset and earnings growth rates are indicators of the value that has been created by investments made over the past few years,” said Edward V. Lett, Chief Executive Officer and President of TIB Financial Corp. “The execution risk of our geographic expansion has been minimized with our experienced and trusted management team focusing only on their core competencies. Our strategic objective of quality asset production, supported by organically generated in-market core deposits, is being achieved at a more rapid pace than originally projected.”
“Our markets display diversity, economic strength and are among the nation’s fastest growing. Additionally, merger-related market disruption continues to provide opportunities in gathering commercial, household and municipal relationships. As TIB continues to gain name recognition and momentum in our new markets, it would not be unreasonable to achieve the position of a dominant community banking force in the near term. The market creates the opportunity; the team, its history and the current positioning create the compelling story.”
The increase in net income for the third quarter of 2005 over the same period a year ago resulted primarily from a 30% rise in net interest income from $7.78 million a year ago to $10.09 million in the current quarter. The tax equivalent net interest margin of 4.37% for the three months ended September 30, 2005 contracted slightly from the 4.40% reported during both the first and second quarters and from the 4.51% reported during the third quarter of 2004.

Non-interest income, which includes real estate fees, credit card fees and other operating income, totaled $2.82 million for the third quarter of 2005, representing a 7% increase from $2.64 million for the third quarter of 2004. The increase in non-interest income was primarily attributable to increased fees on residential mortgage loans sold during the quarter.
Non-interest expense for the third quarter of 2005 was $9.28 million, compared with $7.92 million for the third quarter of 2004. The increase in non-interest expense is primarily attributable to a 25% increase in employee salaries and benefits related to the Company’s growth and expansion in the southwest Florida market. Net occupancy and other expenses for the second quarter of 2005 increased less than 11% over the third quarter of 2004, reflecting the Company’s continued focus on cost containment.
Credit quality remained solid during the third quarter of 2005. As of September 30, 2005, the allowance for loan losses totaled $7.15 million, or 0.87% of total loans and 1345% of non-performing loans. These figures compare with 0.98% and 519%, respectively, as of September 30, 2004. Annualized net charge-offs represented 0.15% of average loans for the quarter ended September 30, 2005 and 0.12% for the quarter ended September 30, 2004.
Total loans increased 34% to $826.3 million as of September 30, 2005, compared with $618.3 million as of September 30, 2004. Total deposits increased more than 43% to $913.3 million as of September 30, 2005, compared with $638.3 million as of September 30, 2004.
For the quarter ended September 30, 2005, average fully diluted common shares outstanding were 5,914,540, compared with 5,806,733 a year ago. Book value per common share as of September 30, 2005 was $12.50 per share. Tangible book value per common share as of September 30, 2005 was $12.27 per share. Total shareholders’ equity as of September 30, 2005 was $72.0 million.
During the third quarter of 2005, the Board of Directors of TIB Financial Corp. declared a quarterly cash dividend of $0.115 per share on its common stock. The cash dividend was paid on October 10, 2005 to all TIB Financial Corp. common shareholders of record as of September 30, 2005. This dividend, when annualized, represents $0.46 per share.
About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a growth-oriented financial services company with more than $1 billion in total assets and 16 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs and Fort Myers. The Company’s stock is traded on The Nasdaq Stock Market under the symbol TIBB.
TIB Financial Corp., through its wholly owned subsidiary TIB Bank, serves the personal and commercial banking needs of local residents and businesses in their market areas. The Bank’s experienced bankers are local community leaders who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank, visit www.tibbank.com.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com. For more information, contact Edward V. Lett, Chief Executive Officer and President, or David P. Johnson, Executive Vice President and Chief Financial Officer, at (239)263-3344.
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Except for historical information contained herein, the statements made in this press release constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the forward-looking statements, including economic and other conditions in the markets in which the Company operates; risks associated with acquisitions, competition, seasonality and the other risks discussed in our filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.
SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

TIB Financial Corp. and Subsidiaries
Unaudited Consolidated Statements of Income

	For the Quarter Ended
(in thousands, except per share data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004
Interest and dividend income	$15,503	$14,225	$12,346	$11,351	$10,528
Interest expense	5,409	4,589	3,732	3,135	2,747

Net interest income	10,094	9,636	8,614	8,216	7,781

Provision for loan losses	448	730	586	966	471

Non-interest income:
Service charges on deposit accounts	601	567	608	646	619
Investment securities gains, net	1	—	—	3	7
Merchant bankcard processing income	1,261	1,762	1,896	1,242	1,221
Fees on mortgage loans sold	461	582	492	446	363
Other income	491	668	398	479	433

Total non-interest income	2,815	3,579	3,394	2,816	2,643

Non-interest expense:
Salaries & employee benefits	4,608	4,410	4,212	3,931	3,699
Net occupancy expense	1,386	1,349	1,276	1,439	1,212
Other expense	3,289	3,311	3,565	2,683	3,013

Total non-interest expense	9,283	9,070	9,053	8,053	7,924

Income before income tax expense	3,178	3,415	2,369	2,013	2,029

Income tax expense	1,124	1,231	822	682	692

NET INCOME	$2,054	$2,184	$1,547	$1,331	$1,337

BASIC EARNINGS PER SHARE:	$0.36	$0.38	$0.27	$0.23	$0.24

DILUTED EARNINGS PER SHARE:	$0.35	$0.37	$0.26	$0.23	$0.23

     Selected Financial Data (Dollars in thousands)
Selected Ratios and Statistics

	As Of or For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2005	2005	2005	2004	2004

Real estate mortgage loans:
Commercial	$428,314	$411,504	$393,362	$351,346	$338,198
Residential	73,474	75,540	70,490	67,204	64,624
Farmland	3,991	4,550	4,825	4,971	4,924
Construction and vacant land	106,015	85,134	67,552	49,815	41,510
Commercial and agricultural loans	74,202	62,864	57,647	64,622	62,851
Indirect auto dealer loans	113,639	108,178	98,633	91,890	83,680
Home equity loans	17,220	16,056	14,637	13,856	12,259
Other consumer loans	9,428	10,022	10,075	9,817	10,248

Total loans	$826,283	$773,848	$717,221	$653,521	$618,294

Gross loans	$828,081	$775,759	$719,285	$655,678	$620,333

Net loan charge-offs	$308	$258	$288	$812	$188
Allowance for loan losses	$7,153	$7,013	$6,541	$6,243	$6,089
Allowance for loan losses/total loans	0.87%	0.91%	0.91%	0.96%	0.98%
Non-performing loans	$532	$482	$391	$704	$1,174
Allowance for loan losses/non-performing loans	1,344.55%	1,454.98%	1,672.89%	886.79%	518.65%
Non performing loans/gross loans	0.06%	0.06%	0.05%	0.11%	0.19%

Interest bearing deposits:
NOW accounts	$88,570	$85,479	$89,055	$92,402	$83,835
Money market	164,007	179,815	169,391	146,009	127,376
Savings deposits	47,638	49,884	48,783	46,231	47,247
Time deposits	446,309	341,703	307,040	251,182	245,953
Non-interest bearing deposits	166,821	213,328	185,012	152,035	133,888

Total deposits	$913,345	$870,209	$799,281	$687,859	$638,299

Net interest margin	4.37%	4.40%	4.40%	4.64%	4.51%
Return on average assets	0.82%	0.91%	0.72%	0.67%	0.70%
Return on average equity	11.45%	12.62%	9.20%	7.83%	8.06%
Non-interest expense/tax equivalent net interest income and non-interest income	71.47%	68.23%	74.89%	72.47%	75.60%

Average diluted shares	5,914,540	5,885,595	5,866,099	5,845,224	5,806,733
End of quarter shares outstanding	5,761,746	5,712,264	5,706,939	5,679,239	5,672,202

Total equity	$72,011	$70,740	$68,279	$68,114	$67,527

Total assets	$1,053,894	$1,012,885	$939,326	$829,325	$765,686

Quarterly average balances and yields (Dollars in thousands)

	Quarter Ended			Quarter Ended
	September 30, 2005			September 30, 2004
	Average			Average
	Balances	Interest*	Yield*	Balances	Interest*	Yield*
Loans	$795,970	$14,222	7.09%	$605,271	$9,650	6.34%
Investments	87,109	1,006	4.58%	80,030	922	4.58%
Interest bearing deposits	246	2	3.23%	1,014	4	1.57%
Federal Home Loan Bank stock	2,779	23	3.28%	1,301	16	4.89%
Fed funds sold	38,314	330	3.42%	6,903	23	1.33%

Total interest earning assets	924,418	15,583	6.69%	694,519	10,615	6.08%

Non-interest earning assets	70,746			61,910

Total assets	$995,164			$756,429

Interest bearing liabilities:
NOW	$86,175	$176	0.81%	$77,021	$94	0.49%
Money market	168,099	1,038	2.45%	131,896	299	0.90%
Savings	48,364	63	0.52%	45,475	45	0.39%
Time	376,766	3,397	3.58%	236,806	1,793	3.01%

Total interest-bearing deposits	679,404	4,674	2.73%	491,198	2,231	1.81%

Short-term borrowings and FHLB advances	38,226	336	3.49%	29,687	114	1.53%
Long-term borrowings	17,000	399	9.31%	18,250	402	8.76%

Total interest bearing liabilities	734,630	5,409	2.92%	539,135	2,747	2.03%

Non-interest bearing deposits	175,674			141,864
Other liabilities	13,697			9,220
Shareholders’ equity	71,163			66,210

Total liabilities and shareholders’ equity	$995,164			$756,429

Net interest income and spread		$10,174	3.77%		$7,868	4.05%

Net interest margin			4.37%			4.51%

*	Presented on a fully tax equivalent basis.

Year to date average balances and yields (Dollars in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
	Average			Average
	Balances	Interest*	Yield*	Balances	Interest*	Yield*
Loans	$743,018	$38,468	6.92%	$574,003	$27,212	6.33%
Investments	83,021	2,829	4.56%	69,567	2,452	4.71%
Interest bearing deposits	390	8	2.68%	970	9	1.18%
Federal Home Loan Bank stock	2,706	81	4.00%	1,445	40	3.70%
Fed funds sold	41,906	928	2.96%	13,635	102	1.00%

Total interest earning assets	871,041	42,314	6.49%	659,620	29,815	6.04%

Non-interest earning assets	72,826			63,070

Total assets	$943,867			$722,690

Interest bearing liabilities:
NOW	$90,598	$561	0.83%	$75,193	$214	0.38%
Money market	167,428	2,597	2.07%	128,056	793	0.83%
Savings	48,175	178	0.49%	43,738	127	0.39%
Time	328,179	8,334	3.39%	221,498	4,969	3.00%

Total interest-bearing deposits	634,380	11,670	2.46%	468,485	6,103	1.74%

Short-term borrowings and FHLB advances	39,688	887	2.98%	31,258	299	1.28%
Long-term borrowings	17,069	1,173	9.19%	18,250	1,193	8.73%

Total interest bearing liabilities	691,137	13,730	2.66%	517,993	7,595	1.96%

Non-interest bearing deposits	171,108			139,733
Other liabilities	12,019			8,586
Shareholders’ equity	69,603			56,378

Total liabilities and shareholders’ equity	$943,867			$722,690

Net interest income and spread		$28,584	3.83%		$22,220	4.08%

Net interest margin			4.39%			4.50%

*	Presented on a fully tax equivalent basis.